SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

CERULEAN PHARMA INC.

(Name of Registrant as Specified In Its Charter)

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On June 27, 2017, Cerulean Pharma Inc. (the “Company”) mailed the following letter to its stockholders regarding the upcoming special meeting of stockholders to be held on July 19, 2017 (the “Special Meeting”).

**** YOUR VOTE IS EXTREMELY IMPORTANT ****

June 26, 2017

By now, you should have received your proxy material for the 2017 Cerulean Pharma Inc. Special Meeting scheduled to be held on July 19, 2017. The tabulator’s records indicate you have not yet voted your shares at the time of the mailing of this reminder letter.

Your vote is extremely important. PLEASE CAST YOUR VOTE TODAY. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

Your Board recommends you vote “FOR” the Approval of the Novartis Asset Sale, “FOR” the Approval of the Daré transaction and “FOR” the Approval of a Reverse Stock Split.

****PLEASE VOTE TODAY****

If you sign and return the enclosed voting form without indicating a different choice your shares will be voted as recommended by your Board of Directors.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali at 1-800-607-0088.

Thank you for your investment in Cerulean Pharma Inc. and for taking the time to vote your shares.

In addition, on June 27, 2017, the Company issued the following press release regarding the Special Meeting.

Cerulean Urges Stockholders to Vote for Proposals at

July 19, 2017 Special Stockholder Meeting

WALTHAM, Mass., June 27, 2017 – Cerulean Pharma Inc. (NASDAQ:CERU) today urged stockholders of record at the close of business on June 9, 2017 to vote FOR all of the proposals at the upcoming special meeting of stockholders to be held on July 19, 2017.

Each of the proposals is an important element of Cerulean’s plan to maximize stockholder value. On February 1, 2017, Cerulean announced its board of directors had initiated a review of strategic alternatives which could result in changes to its business strategy and future operations. As a result of this strategic review, Cerulean entered into the BlueLink Asset Purchase Agreement, the Novartis Asset Purchase Agreement, and the Daré Stock Purchase Agreement. Cerulean is holding this special meeting of its stockholders in order to obtain the stockholder approvals necessary to complete the Novartis Transaction, the Daré Transaction, and related matters.

Daré Bioscience, Inc. is a healthcare company committed to the development and commercialization of innovative products in women’s reproductive health. On March 19, 2017, Cerulean Pharma Inc. and Daré, together with the holders of capital stock and securities convertible into capital stock of Daré, entered into a definitive stock purchase agreement pursuant to which Cerulean would purchase all of the issued and outstanding capital stock of Daré (including any capital stock issuable upon conversion of the convertible securities) in exchange for the issuance of shares of Cerulean common stock. If the Daré Transaction is consummated, then under the terms of the agreement, Cerulean stockholders will hold between 30% and 49% of the combined company at closing, depending on the amount of cash each of Cerulean and Daré have at closing. If both the Daré Transaction and the Novartis Transaction are approved and completed, Cerulean estimates it will have sufficient cash to maximize the ownership percentage of Cerulean stockholders at 49% of the combined company on a fully-diluted basis.

The combined company would focus on the development and commercialization of products for women’s reproductive health, including Daré’s product candidate, Ovaprene®. Ovaprene is a clinical stage, non-hormonal contraceptive ring for monthly use that potentially addresses an unmet need in the $19 billion global contraception market. Since the approval of the birth control pill by the FDA in 1960, most innovation has focused on the use of hormones in contraception. Ovaprene is a non-hormonal intravaginal ring intended to provide protection over multiple weeks and require no intervention at the time of intercourse. The only contraceptive ring on the market is a hormonal contraceptive ring, NuvaRing®, with 2016 sales of $777 million.

The combined company will operate under the name Daré Bioscience, Inc. Officers of the combined company will include Sabrina Martucci Johnson, Chief Executive Officer, and Lisa Walters-Hoffert, Chief Financial Officer. Upon the close of the proposed transaction, the board of directors of the combined company will consist of William H. Rastetter, Susan L. Kelley, Roger L. Hawley, Robin J. Steele and Sabrina Martucci Johnson.

The Cerulean Board unanimously recommends stockholders vote “FOR” all of the following proposals to be considered at the special meeting:

•	To approve the sale of Cerulean’s Dynamic Tumor Targeting™ Platform technology pursuant to the terms of the Novartis Asset Purchase Agreement;

•	To approve the issuance of shares of Cerulean common stock pursuant to the terms of the Daré Stock Purchase Agreement;

•	To approve and adopt an amendment to Cerulean’s Restated Certificate of Incorporation to effect a reverse stock split of Cerulean common stock, at a ratio ranging from 1-for-10 to 1-for-20, as determined by the Cerulean Board; and,

•	To adjourn the special meeting to solicit additional votes to approve the Novartis Asset Sale Proposal, the Daré Share Issuance Proposal or the Reverse Stock Split Proposal, if necessary.

The full agenda for the special meeting is detailed in Cerulean’s definitive proxy statement, which has been filed with the Securities and Exchange Commission and mailed to all Cerulean stockholders of record as of June 9, 2017, the record date for the special meeting of Cerulean’s stockholders to approve the above proposals. Before making any voting decision, Cerulean stockholders are urged to read the definitive proxy statement and any other documents that may be filed with the Securities and Exchange Commission regarding the special meeting in their entirety because they contain or will contain important information about the above proposals.

How to Vote

If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the special meeting. If you chose to submit a proxy, you may do so by telephone, via the internet or by mail. If you hold shares of Cerulean common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive. Cerulean recommends stockholders vote electronically or by phone. Please have your proxy card with you while voting.

You may transmit your proxy voting instructions via the Internet by accessing www.proxyvote.com and following the instructions. You may also transmit your proxy voting instructions by calling the telephone number specified on the proxy card. If you chose to vote via the Internet or phone, you do not have to return the proxy card.

For stockholders who still need assistance voting their shares, or have questions regarding the special meeting, please contact Cerulean’s proxy solicitation firm, Morrow Sodali, LLC either by telephone: (800) 662-5200 or email: cerulean.info@morrowsodali.com.

About Cerulean Pharma

Cerulean is a company previously focused on applying the Dynamic Tumor Targeting™ Platform to create nanoparticle-drug conjugates (NDCs) designed to selectively attack tumor cells, reduce toxicity by sparing the body’s normal cells, and enable therapeutic combinations.

For more information on the company, please visit www.ceruleanrx.com.

About Daré Bioscience

Daré Bioscience is a healthcare company committed to the development and commercialization of innovative products in women’s reproductive health. Daré believes there is an unmet need in the United States, in other developed countries, and in developing countries, for innovative product candidates that expand options, improve outcomes and are easy to use. Product development in women’s reproductive health is fragmented creating a potential opportunity for Daré. Daré’s goal is to fill the gap by taking products from innovation through development and believes its management team is well-suited to ensure Daré’s current and potential future product candidates and products advance and one day become commercially available. Daré’s founders, including its executive management team, bring experience in global women’s healthcare as well as success in prior ventures in funding, achieving regulatory approvals, partnering, and launching a number of products, including devices, therapeutics and diagnostics.

For more information on Daré, please visit www.darebioscience.com

Cautionary Note on Forward Looking Statements

This press release contains “forward-looking statements” regarding matters that are not historical facts, including statements relating to the expected timing and consummation of the transaction between Cerulean and Novartis and between Cerulean, Daré, and the stockholders of Daré, approval of the Novartis Transaction and Daré Transaction by Cerulean’s stockholders, the ability of the parties to satisfy other closing conditions of the proposed transactions, Daré’s expectations regarding the timing and availability of results from its clinical trials, the timing of commencement of manufacturing its products, and the safety and effectiveness of its products. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether Cerulean’s cash resources will be sufficient to fund the operations of Daré it will undertake following the closing; the uncertainties inherent in the initiation and completion of clinical trials; availability and timing of data from ongoing and future clinical trials and the results of such trials; whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials; whether the company will maintain its NASDAQ listing, expectations for regulatory approvals; and other factors discussed in the “Risk Factors” section of Cerulean’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2017, and in other filings that Cerulean makes with the SEC. In addition, any forward-looking statements included in this press release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. Cerulean specifically disclaims any obligation to update any forward-looking statements included in this press release.

For Cerulean Pharma Inc.

Morrow Sodali, 203-658-9400

Cerulean.info@morrowsodali.com